EXHIBIT 3.1
                RESTATED AND AMENDED ARTICLES OF INCORPORATION

                                      OF

                           WESTERN FEED MILLS, INC.


KNOW ALL MEN BY THESE PRESENTS:

  Western Feed Mills, Inc., a Kansas corporation, originally incorporated on April 18, 1984 (the date of filing of its original Articles of Incorporation with the Office of the Secretary of State of Kansas), pursuant to the provisions of K.S.A. 17-6605, hereby adopts restated Articles of Incorporation and amends its Articles of Incorporation.

  Such restatement and amendment made by these Restated and Amended Articles of Incorporation have been effected in conformity with the provisions of K.S.A. 17-6605. At an annual meeting of the Board of Directors of said corporation held on the 22nd day of April, 1994, the Board of Directors adopted resolutions setting forth the restatement and amendments hereafter set out to the Articles of Incorporation of the corporation and declared the advisability of proposing such resolutions to the stockholders of the corporation for their consideration of the adoption of the same. Thereafter, pursuant to said resolutions and in accordance with the Bylaws and the laws of the State of Kansas, said resolutions were presented to an annual meeting of the stockholders for the consideration of said restatement and amendments, and thereafter, pursuant to notice to all of the stockholders and in accordance with the statutes of the State of Kansas, on the 22nd day of April, 1994, said stockholders met and convened and considered said proposed restatement and amendments. Such restatement and amendments made by Restated and Amended Articles of Incorporation were duly adopted by the stockholders of the corporation on that date.

  The number of shares outstanding was 1,859,260; the number of shares entitled to vote on the Restated and Amended Articles of Incorporation was 1,829,660; the number of shares voted for such Restated and Amended Articles of Incorporation was 1,789,660 and the number of shares voted against such Restated and Amended Articles of Incorporation was -0- .


    The Articles of Incorporation are hereby superseded by the following
                Restated and Amended Articles of Incorporation:

                                        I.

The name of the corporation is Western Feed Mills, Inc.

                                       II.

The registered office of the corporation is located at Route 1, Chautauqua County, Cedar Vale, Kansas 67024, and the corporation's resident agent as such address is Fred W. Raybourn.

                                      III.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas general corporation code.

                                       IV.

The corporation shall have authority to issue twenty million (22,000,000) shares of capital stock consisting of the following:

  A.  Fifteen million (15,000,000) shares of common stock with no par value;
      and

  B.  Five million (5,000,000) shares of preferred stock.

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide by resolution or resolutions for the issuance of the preferred shares in series, to establish the number of shares to be included in each such series, and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the preferred shares.

                                        V.

Whenever a compromise or arrangement is proposed between this corporation and its creditors, or any class of them, or between this corporation and its stockholders, or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6901, and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6808, and amendments thereto, may order a meeting of the creditors, or class of creditors, or of the stockholders, or class of stockholders, of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors, or class of creditors, or of the stockholders, or class of stockholders, of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement in the reorganization, if sanctioned by the court to which the application has been made, it shall be binding on all the creditors or class of creditors, or on all the stockholders, or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                       VI.

  A. The corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law as it presently exists or may hereafter be amended, any person who was or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise.

  B. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law as it presently exists or may hereafter be amended.

  C. Neither the amendment nor repeal of this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI would accrue or arise prior to such amendment or repeal.

                                      VII.

  Except as set forth in Paragraph C of this Article VII, the affirmative vote by at least two-thirds of the outstanding shares of the Voting Stock (as hereinafter defined) shall be required as a requisite for the approval, authorization, adoption or consummation by the Corporation (as hereinafter defined) of any Business Combination (as hereinafter defined) between the Corporation and a Related Person (as hereinafter defined). The two-thirds vote requirement shall be calculated by excluding from the voted shares those shares of which the Related Person is the Beneficial Owner (as hereinafter defined). Such affirmative vote shall be in addition to the vote of the holders of the securities of the Corporation otherwise required by law or by agreement between the Corporation and any other Person (as hereinafter defined), including, but not limited to, a national securities exchange.

  A. For purposes of this Article VII, and where expressly indicated herein for purposes of these Articles of Incorporation, the following terms shall have the following meanings:

      (1) "Affiliate." The term "Affiliate" shall mean a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Persons specified.

      (2) "Associate." The term "Associate" as used to indicate a relationship with any Person, means (a) any corporation or organization (other than the Corporation) of which such Person is an officer or partner, or is, directly or indirectly, the Beneficial Owner of ten (10) percent or more of any class equity securities; (b) any trusts or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; or (c) a relative or spouse of such Person or any relative of such spouse, who has the same home as such Person.

      (3) "Beneficial Owner." A Person shall be the "Beneficial Owner" of any shares of the Voting Stock (whether or not owned of record), and any such shares shall be considered to be "Beneficially Owned" by such shares shall be considered to be "Beneficially Owned" by such Person, in the following circumstances:

           (a) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or share
           (i) voting power, including the power to vote or to direct the voting of such shares of the Voting Stock; or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of the Voting Stock;

           (b) Which such Person or any Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or contingency) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise; or (ii) the right to vote pursuant to any agreement, arrangement, or understanding (whether such right is exercisable immediately or only after the passage of time or occurrence of an event or contingency); or the exercise of conversion rights, exchange rights, warrants or options or otherwise; or (ii) the right to vote pursuant to any agreement, arrangement, or understanding (whether such right is exercisable immediately or only after the passage of time or occurrence of an event or contingency); or

           (c) Which are Beneficially Owned within the meaning of paragraphs (a) or (b) of this definition by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding, written or oral, with respect to acquiring, holding, voting, or disposing of any shares of the Voting Stock of the Corporation or with respect to acquiring, holding, or disposing of all or substantially all, or a Substantial Part (as hereinafter defined) of the assets or business of the Corporation.

      For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article of the outstanding shares of the Voting Stock, such shares shall be deemed to include any shares of the Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise, and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article.

      (4) "Business Combination." The term "Business Combination" shall include all of the following except to the extent that any of the following occur pursuant to the participation of a Related Person in an employee benefit or compensation plan of the Corporation:

           (a) Any merger or consolidation of the Corporation with or into any Related Person;

           (b) Any merger or consolidation of a Related Person with or into the Corporation;

           (c) Any sale, exchange, lease, transfer, or other disposition, in a single transaction or in a series of transactions, of all or a Substantial Part of the assets of the Corporation to or with a Related Person;

           (d) Any sale, exchange, lease, transfer, or other disposition, in a single transaction or in a series of transactions, of all or a Substantial Part of the assets of a Related Person to or with the Corporation;

           (e) The issuance of any securities of the Corporation to a Related Person;

           (f) Any reclassification of securities of the Corporation, recapitalization of the Corporation, or other transaction other than a redemption in accordance with the security redeemed, which has the effect, directly or indirectly, of increasing the power of a Related Person to vote the Voting Stock in relation to the voting power of the other stockholders of the Corporation;

           (g) Any partial or complete liquidation, spinoff, splitoff, or splitup of the Corporation or other transaction with a similar purpose or effect directly or indirectly involving any Related Person;

           (h) Any transaction or event that is intended by any party thereto to have, or that is likely to have, a similar effect as any of the transactions or events described in this definition of Business Combination; or

           (i) Any agreement, contract, commitment, or other arrangement providing for any of the transactions or events described in this definition of Business Combination.

      (5) "Corporation." The term "Corporation" shall mean the entity organized pursuant to these Articles of Incorporation and unless contrary to the express provisions of the reference to that term, that term shall include all subsidiary corporations or other entities of which the entity organized pursuant to these Articles of Incorporation owns, directly or indirectly, a majority of the equity securities thereof, or otherwise controls.

      (6) "Date of Determination." The term "Date of Determination" shall mean:

           (a) The date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of shareholders to approve such a transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business Combination;

           (b) If such an agreement as referred to in the preceding paragraphs (a) nor (b) shall be applicable, then the record date for determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question.

      (7) "Person." The term "Person" shall mean any individual, partnership, limited partnership, corporation, limited liability company, trust, syndicate, association, or other entity, other than the Corporation or a trustee holding stock for the benefit of the employees of the Corporation pursuant to one or more employee benefit plans or arrangements. When two or more Persons act as a partnership, limited partnership, limited liability company, syndicate, association, or other entity for the purpose of acquiring, holding, or disposing of shares of stock, such partnerships, limited partnerships, limited liability companies, syndicates, associations, or other entities shall be deemed to be a single "Person."

      (8) "Related Person." The term "Related Person" shall mean any Person that (a) is the Beneficial Owner as of the Date of Determination or at any time thereafter of five (5) percent or more of the outstanding shares of Voting Stock; (b) any Person who is an affiliate of the Corporation and who at any time within five (5) years immediately preceding the Date of Determination was the Beneficial Owner of five
      (5) percent or more of the then outstanding shares of the Voting Stock; or (c) any Associate or Affiliate of any Person described in paragraphs
      (a) or (b) above.

      (9) "Substantial Part." The term "Substantial Part" shall mean assets with a fair market value that is equal to or exceeds twenty (20) percent of the fair market value of the total assets of the Corporation or Person in question as of the end of its most recent previous fiscal year.

      (10) "Voting Stock." The term "Voting Stock" shall mean all issued and outstanding shares of capital stock of the entity organized pursuant to these Articles of Incorporation that are entitled to vote for the election of directors by their terms or applicable law.

  B. On the basis of information known to the directors, the Board of Directors shall have the power and duty to make any determinations required under this Article by the affirmative vote of a majority of its members, including but not limited to those listed below, which determinations shall be conclusive and binding on the Corporation and all other Persons for purposes of this Article:

      (1) Whether any Person is the Beneficial Owner, directly or indirectly, of five (5) percent or more of the outstanding shares of Voting Stock, or is an Affiliate or Associate of another Person;

      (2) Whether any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any other entity involves a Substantial Part of that entity's assets;

      (3) Whether any series of transactions is a series of transactions for purposes of this Article;

      (4) Whether any transaction or event constitutes a Business Combination for purposes of this Article;

      (5)  The Date of Determination relating to any Business Combination; and

      (6) Whether any other definition stated in this Article or any other provision contained herein is applicable to any transaction, event, or Person.

  C. The provisions of this Article shall not be applicable to a Business Combination if more than two-thirds of all members of the Board of Directors of the Corporation then in office shall have expressly approved such Business Combination by resolution.

                                      VIII.

  Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least two-thirds of the stockholder at a meeting called for that purpose; provided, however, that if the Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends removal of a director or directors to the stockholders, such removal may be effected by the affirmative vote of a majority of the stockholders at a meeting of stockholders called for that purpose.

                                        IX.

  In the manner set forth in the following sentence, the corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reversed power. These Articles of Incorporation may be amended at any annual or special meeting of the stockholders of the corporation by at least a two-thirds vote of the stockholders entitled to vote at a meeting in which a quorum is present in person or by proxy; provided, however, that if the Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends the advisability of the amendment, such amendment may be effected by a majority vote of the stockholders.

                                         X.

  The Bylaws of the corporation may be adopted, amended or repealed, (a) by at least a two-thirds vote of the stockholders at a meeting at which a quorum is present or (b) by at least a two-thirds vote of the full Board of Directors.

                                        XI.

  The stockholders shall not be entitled to cumulative voting.

  IN WITNESS WHEREOF, said corporation has caused these presents to be executed by its President and Secretary this 9th day of May, 1994.


                                _____________/s/_____________________
				Fred W. Raybourn, President


                                _____________/s/_____________________
				Donald E. Lehman, Secretary


STATE OF KANSAS		)
                        )ss:
COUNTY OF____________	)

  BE IT REMEMBERED, that before me a Notary Public in and for the aforesaid county and state personally appeared Fred W. Raybourn, President and Donald
E. Lehman, Secretary, of Western Feed Mills, Inc., a Kansas corporation, who are known to me to be the persons who executed the foregoing instrument of writing as President and Secretary, respectively, and duly acknowledged the execution of the same this 9th day of May, 1994.


                                _______________/s/___________________
                                Notary Public